Exhibit 24.1
POWER OF ATTORNEY
     The officers and directors whose signatures appear below hereby constitute Jeffrey L. Knight and Scott J. Evernham, either one of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and to file the registration statement on Form S-8 all amendments and post-effective amendments to such registration statement, making such changes in such registration statement as the registrant deems necessary and appropriate, and generally to do all things in their names in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Name and Signature	Title	Date

/s/ Robert G. Jones Robert G. Jones	President, Chief Executive Officer, and a Director (Principal Executive Officer)	December 2, 2010

/s/ Christopher A. Wolking Christopher A. Wolking	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 2, 2010

/s/ Joan M. Kissel Joan M. Kissel	Senior Vice President and Corporate Controller (Principal Accounting Officer)	December 2, 2010

/s/ Joseph D. Barnette, Jr.	Director	December 2, 2010

Joseph D. Barnette, Jr.

/s/ Alan W. Braun	Director	December 2, 2010

Alan W. Braun

/s/ Larry E. Dunigan	Chairman of the Board of Directors	December 2, 2010

Larry E. Dunigan

/s/ Niel C. Ellerbrook	Director	December 2, 2010

Niel C. Ellerbrook

/s/ Andrew E. Goebel	Director	December 2, 2010

Andrew E. Goebel

/s/ Phelps L. Lambert	Director	December 2, 2010

Phelps L. Lambert

/s/ Arthur H. McElwee, Jr.	Director	December 2, 2010

Arthur H. McElwee, Jr.

/s/ Marjorie Z. Soyugenc	Director	December 2, 2010

Marjorie Z. Soyugenc

/s/ Kelly N. Stanley	Director	December 2, 2010

Kelly N. Stanley

Name and Signature	Title	Date

/s/ Linda E. White	Director	December 2, 2010

Linda E. White

/s/ James T. Morris	Director	December 2, 2010

James T. Morris